                                                                  Exhibit 4.9




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                              INVESTMENT AGREEMENT

                                  By and Among

                         OAK HILL CAPITAL PARTNERS, L.P.
                               OHCP OCEAN I, LLC,
                              OHCP OCEAN III, LLC,
                               OHCP OCEAN IV, LLC,
                               OHCP OCEAN V, LLC,
                         OAK HILL SECURITIES FUND, L.P.,
                        OAK HILL SECURITIES FUND II, L.P.

                                       and

                              CINCINNATI BELL INC.




                        ------------------------------------


                            Dated as of July 21, 1999

                        ------------------------------------


                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
     Article 1    DEFINITIONS............................................................................2
     1.1 Definitions.....................................................................................2
     1.2 Accounting Terms...............................................................................13

     Article 2    PURCHASE AND SALE OF NOTES............................................................13
     2.1 Purchase and Sale of Notes.....................................................................13
     2.2 Notes..........................................................................................14
     2.3 Closing........................................................................................14

     Article 3    CONDITIONS TO THE OBLIGATION OF THE PURCHASERS
                  TO CLOSE..............................................................................14
     3.1 Representations and Warranties True............................................................14
     3.2 Compliance with this Agreement.................................................................14
     3.3 Officer's Certificate..........................................................................15
     3.4 Secretary's Certificate........................................................................15
     3.5 Opinion of Counsel.............................................................................15
     3.6 No Material Adverse Change.....................................................................15
     3.7 Registration Rights Agreement..................................................................15
     3.8 IXC Transaction................................................................................15
     3.9 Company Board of Directors.  ..................................................................15

     Article 4    CONDITIONS TO THE OBLIGATION OF THE COMPANY
                  TO CLOSE AT THE CLOSING...............................................................16
     4.1 Representations and Warranties True............................................................16
     4.2 Compliance with this Agreement.................................................................16
     4.3 Consents and Approvals.........................................................................16
     4.4 IXC Transaction................................................................................16

     Article 5    REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY........................................................................17
     5.1 Organization, Standing and Corporate Power.....................................................17
     5.2 Capital Structure..............................................................................17
     5.3 Authority; Noncontravention....................................................................18
     5.4 SEC Documents..................................................................................20
     5.5 Litigation.....................................................................................20
     5.6 Compliance with Applicable Laws................................................................21
     5.7 Taxes..........................................................................................21
     5.8 Change of Control..............................................................................22
     5.9 State Takeover Statutes........................................................................22
     5.10 Brokers.......................................................................................22
     5.11 Senior Debt Documents.........................................................................22
     5.12 Margin Stock..................................................................................22




     Article 6    REPRESENTATIONS AND WARRANTIES
                  OF THE PURCHASERS.....................................................................23
     6.1 Organization, Standing and Corporate Power.....................................................23
     6.2 Authority; Noncontravention....................................................................23
     6.3 Brokers........................................................................................24
     6.4 Securities Act Representation..................................................................24
     6.5 Present Ownership..............................................................................24

     Article 7    INDEMNIFICATION.......................................................................24
     7.1 Indemnification by the Company.................................................................24
     7.2 Notification...................................................................................25
     7.3 Registration Rights Agreement..................................................................26

     Article 8    AFFIRMATIVE COVENANTS.................................................................26
     8.1 Financial Statements...........................................................................26
     8.2 Certificates; Other Information................................................................27
     8.3 Preservation of Corporate Existence............................................................27
     8.4 Payment of Taxes...............................................................................27
     8.5 Compliance with Laws...........................................................................27
     8.6 Inspection.....................................................................................28
     8.7 Notices........................................................................................28
     8.8 Issue Taxes....................................................................................28
     8.9 Reservation of Shares..........................................................................28
     8.10 Company Board of Directors Representation.....................................................28
     8.11 Standstill....................................................................................31
     8.12 Voting........................................................................................32
     8.13 Transfer......................................................................................33
     8.14 Investment Proposal/Competing Proposal........................................................34
     8.15 Rating........................................................................................35
     8.16 Indenture.....................................................................................35
     8.17 Issuance of Tranche B Notes...................................................................36
     8.18 Change of Control.............................................................................36
     8.19 Registration of Notes.........................................................................39
     8.20 Dividends or Distributions Paid into Escrow...................................................39
     8.21 [Intentionally Omitted].......................................................................40
     8.22 Maintenance of Properties.....................................................................40
     8.23 HSR Act; Stock Exchange Listings..............................................................40

     Article 9    NEGATIVE COVENANTS....................................................................41
     9.1 Mergers........................................................................................41
     9.2 Forbearance From Restrictions on Rights of Holders of Notes....................................41
     9.3 Senior Debt Documents..........................................................................41

     Article 10   DEFAULTS AND REMEDIES.................................................................41
     10.1 Events of Default.............................................................................41
     10.2 Acceleration..................................................................................43



     Article 11   SUBORDINATION.........................................................................43
     11.1 Notes Subordinate to Senior Debt..............................................................43
     11.2 Payment Over of Proceeds Upon Dissolution, Etc................................................43
     11.3 Prior Payment to Senior Debt Upon Acceleration of Securities..................................45
     11.4 Payment To Holders............................................................................45
     11.5 Payment Permitted If No Default...............................................................46
     11.6 Subrogation to Rights of Holders of Senior Debt...............................................46
     11.7 Provisions Solely to Define Relative Rights...................................................47
     11.8 No Waiver of Subordination Provisions.........................................................47
     11.9 Reliance on Judicial Order or Certificate of Liquidating Agent................................48
     11.10 Certain Conversions Not Deemed Payment.......................................................48
     11.11 Distribution To Be Paid Over.................................................................48

     Article 12   MANDATORY PREPAYMENT..................................................................49
     12.1 Mandatory Redemption..........................................................................49

     Article 13   OPTIONAL PREPAYMENT...................................................................51
     13.1 Optional Redemption...........................................................................51

     Article 14   VOLUNTARY CONVERSION..................................................................52
     14.1 Conversion....................................................................................52
     14.2 Procedure.....................................................................................53
     14.3 Antidilution..................................................................................53
     14.4 No Adjustment.................................................................................57
     14.5 Officer's Certificate.........................................................................57
     14.6 Fractional Shares.............................................................................57
     14.7 Reorganization, Etc...........................................................................57
     14.8 Notice of Certain Events......................................................................58
     14.9 Taxes.........................................................................................59

     Article 15   MISCELLANEOUS.........................................................................59
     15.1 Survival of Provisions........................................................................59
     15.2 Notices.......................................................................................59
     15.3 Successors....................................................................................60
     15.4 Assignments...................................................................................61
     15.5 Amendment and Waiver..........................................................................61
     15.6 Counterparts..................................................................................62
     15.7 Interpretation................................................................................62
     15.8 Determinations................................................................................63
     15.9 Governing Law.................................................................................63
     15.10 Jurisdiction.................................................................................63
     15.11 Severability.................................................................................63
     15.12 Remedies.....................................................................................63
     15.13 Entire Agreement.............................................................................64
     15.14 Publicity....................................................................................64




     15.15 Legend.......................................................................................64

SCHEDULES

Schedule 1 -- Notes to be Purchased at the Closing

EXHIBITS

Exhibit A -- Form of Note
Exhibit B -- Registration Rights Agreement
Exhibit C -- Form of Opinion of Thomas Taylor
Exhibit D -- Form of Opinion of Cravath, Swaine & Moore

                  INVESTMENT AGREEMENT, dated as of July 21, 1999, by and among Cincinnati Bell Inc., an Ohio corporation (the "COMPANY"), and Oak Hill Capital Partners, L.P., a Delaware limited partnership ("OAK HILL CAPITAL"), OHCP Ocean I, LLC, a Delaware limited liability company ("OCEAN I"), OHCP Ocean III, LLC, a Delaware limited liability company ("OCEAN III"), OHCP Ocean IV, LLC, a Delaware limited liability company ("OCEAN IV"), OHCP Ocean V, LLC, a Delaware limited liability company ("OCEAN V"), Oak Hill Securities Fund, L.P., a Delaware limited partnership, and Oak Hill Securities Fund II, L.P., a Delaware limited partnership (collectively, the "PURCHASERS," and each a "PURCHASER"). OHCP AIV I, L.P., a Delaware limited partnership ("OHCP AIV"), joins this Agreement for purposes of Sections 8.10 and 8.11 hereof.

                  WHEREAS, the Purchasers desire to become long-term investors in the Company and wish to purchase from the Company, and the Company desires the Purchasers to become long-term investors in the Company and wishes to issue and sell to the Purchasers, Convertible Subordinated Notes with a final maturity of July 21, 2009 with an aggregate original issuance price of $400 million (together with all notes issued in connection with the substitution, replacement or transfer thereof, the "NOTES"), upon the terms and subject to the conditions set forth in this Agreement and in the Notes;

                  WHEREAS, concurrently with the execution of this Agreement, the Company and IXC Communications, Inc., a Delaware corporation ("IXC"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which a wholly-owned subsidiary of the Company will merge with and into IXC (the "MERGER");

                  WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD OF DIRECTORS") and the Board of Directors of IXC have approved the Merger Agreement and each of the Company Board of Directors and each Purchaser has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in connection with the Purchasers becoming long-term investors in the Company, the Company and the Purchasers desire to regulate certain aspects of their relationship.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    Article 1

                                   DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                      "ACCELERATED AMOUNT" has the meaning assigned to that term in Section 8.18.

                      "ACCOUNTING RULES" means the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

                      "ACCRETED VALUE" shall have the meaning specified in the Notes.

                      "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; PROVIDED that none of the Purchasers shall be deemed to be an "Affiliate" of the Company.

                       "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                       "ANTITRUST DIVISION" has the meaning assigned to that term in Section 8.23.

                       "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York or Cincinnati, Ohio are authorized or required by law or executive order to close.

                       "CASH PERCENTAGE" has the meaning assigned to that term in Section 8.18.

                       "CHANGE OF CONTROL" is deemed to occur if:

                              (i)       a tender offer shall be made and
consumma ted for the ownership of 30% or more of the outstanding voting securities of the Company;

                             (ii)       the Company shall be merged or
consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than Affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation as the same shall have existing immediately prior to such merger or consolidation;

                            (iii)       the Company shall sell substantially all
of its assets to another corporation which is not a wholly owned subsidiary;

                             (iv)       a person within the meaning of
Section 3(a)(9) or of Section 13(d)(3) (as in effect on December 5, 1988) of the Exchange Act shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on December 5, 1988) of the Exchange Act controls in any manner the election of a majority of the directors of the Company;

                              (v)       within any period of two consecutive
years commencing on or after December 5, 1988, individuals who at the beginning of such period constitute the Company Board of Directors cease for any reason to constitute a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period (for purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13(d)-3(d)(1)(i) pursuant to the Exchange Act); or

                             (vi)       a merger, consolidation or similar
transaction (regardless of whether the Company is a constituent corporation in such transaction and other than those transactions of the type referred to in clause (ii) above) with respect to which persons who were beneficial owners of Voting Securities immediately prior to such transaction own less than 50% of the Voting Securities (including securities of any successor corporation of the Company having the ordinary power to vote in the election of directors of such successor corporation) upon the consummation of such transaction.

For the avoidance of doubt, (x) the terms being used in clauses (i), (ii),
(iii), (iv) and (v) of this definition of "Change of Control" shall have the respective meanings for such terms as used in the Company's 1989 Stock Option Plan as of the date hereof and (y) the IXC Transaction shall not be deemed to be a Change of Control.

                           "CHANGE OF CONTROL OFFER" has the meaning assigned to
that term in Section 8.18.

                           "CHANGE OF CONTROL PAYMENT" has the meaning assigned
to that term in Section 8.18.

                           "CHANGE OF CONTROL PAYMENT DATE" has the meaning
assigned to that term in Section 8.18.

                           "CITIBANK" has the meaning assigned to that term in
Section 2.1.

                           "CITIBANK TRANSACTION" has the meaning assigned to
that term in Section 2.1.

                           "CLOSING" has the meaning assigned to that term in
Section 2.3.

                           "CLOSING DATE" means the date specified in Section
2.3.

                           "CODE" means the Internal Revenue Code of 1986, as
amended.

                           "COMMON STOCK" means the common stock, par value $.01
per share, of the Company and any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                           "COMPANY" has the meaning set forth in the recitals
to this Agreement.

                           "COMPANY BENEFIT PLANS" means and includes any bonus,
pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former director, officer or employee of Company or any of its Subsidiaries.

                           "COMPANY BOARD OF DIRECTORS" has the meaning set
forth in the recitals to this Agreement.

                           "COMPANY CONSOLIDATED GROUP" has the meaning assigned
to that term in Section 5.7.

                           "COMPANY FILED SEC DOCUMENTS" has the meaning
assigned to that term in the introduction to Article 5.

                           "COMPANY OPTION PERIOD" has the meaning assigned to
that term in Section 8.13.

                           "COMPANY PERMITS" has the meaning assigned to that
term in Section 5.6.

                           "COMPANY PREFERRED STOCK" has the meaning assigned to

that term in Section 5.2.

                           "COMPANY RIGHTS AGREEMENT" means the Rights
Agreement, dated as of April 29, 1997, between the Company and The Fifth Third Bank, as rights agent, as amended.

                           "COMPANY SEC DOCUMENTS" has the meaning assigned to
that term in Section 5.4.

                           "COMPANY SERIES A PREFERRED STOCK" has the meaning
assigned to that term in Section 5.2.

                           "COMPANY STOCK OPTIONS" means all outstanding stock
options or other rights to purchase or receive the Common Stock granted under the Company Stock Plans.

                           "COMPANY STOCK PLANS" has the meaning assigned to
that term in Section 5.2.

                           "COMPETING PROPOSAL" has the meaning assigned to that
term in Section 8.14.

                           "CONSULTATION PERIOD" has the meaning assigned to
that term in Section 8.10.

                           "CONVERSION PRICE" has the meaning assigned to that
term in Section 14.1.

                           "CONVERSION RATIO" has the meaning assigned to that
term in Section 14.1.

                           "CONVERSION SHARES" means the shares of Common Stock
issued or issuable upon conversion of the Notes.

                           "CREDIT AGREEMENT" means the Credit Agreement, dated
as of March 13, 1998, between the Company and Chase Manhattan Bank as Administrative Agent.

                           "CURRENT MARKET PRICE" per share shall mean, on any
date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 10 Trading Days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date, adjusted as the parties may mutually agree to take into account the "ex" date dividend.

                           "DATE" has the meaning assigned to that term in
Section 14.3.

                           "DESIGNATED SENIOR DEBT" shall mean any Senior Debt
in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Agreement (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt). If any payment made to any holder of any Designated Senior Debt or its representative with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder or representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Senior Debt of the Company arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.

                           "DESIGNATED VALUE" shall mean, for any Note to be
converted (or assumed to be converted) into Common Stock, (i) if the conversion (or assumed conversion) occurs prior to the Full Accretion Date, (w) for purposes of Sections 8.20, 14.3(a) and 14.7, (x) under the circumstances described in the second sentence of Section 12.1, (y) in connection with a Change of Control or (z) on or after a record date and prior to an Interest Payment Date, in each case, the Accreted Value for $1,000 of original issue price of such Note as of the date of determination, (ii) for all other conversions prior to the Full Accretion Date, the Accreted Value for $1,000 of original issue price of such Note as of the immediately preceding SemiAnnual Accrual Date, and (iii) at or after the Full Accretion Date, the Full Accreted Value for $1,000 of original issue price of such Note.

                           "ERISA" means the Employment Retirement Income
Security Act of 1974.

                           "EVENT OF DEFAULT" shall have the meaning specified
in Section 10.1.

                           "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC thereunder.

                           "EXPIRATION TIME" has the meaning assigned to that
term in Section 14.3.

                           "FAIR MARKET VALUE" shall mean, with respect to any
property, the amount which an informed and willing buyer under no compulsion to buy would pay an informed and willing seller, under no compulsion to sell in an arm's-length transaction.

                           "FCC" means the Federal Communications Commission.

                           "FEE LETTER" means the letter of even date herewith
by and between the Company and Oak Hill Capital.

                           "FTC" has the meaning assigned to that term in
Section 8.23.

                           "FULL ACCRETED VALUE" with respect to a Note shall
have the meaning specified in such Note.

                           "FULL ACCRETION DATE" shall have the meaning
specified in the Note.

                           "GAAP" means generally accepted accounting principles
in the United States in effect from time to time.

                           "GOVERNMENTAL ENTITY" means any Federal, state, local
or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.

                           "HOLDER" means, with respect to the Notes, any holder
of the Notes and, with respect to the Conversion Shares, any holder of Conversion Shares and any subsequent direct or indirect transferee of such security permitted hereunder.

                           "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                           "INDEMNIFIED PARTY" has the meaning assigned to that
term in Section 7.1.

                           "INDENTURE" has the meaning assigned to that term in
Section 8.16.

                           "INDENTURE NOTES" has the meaning assigned to that
term in Section 8.16.

                           "INVESTMENT PROPOSAL" has the meaning assigned to
that term in Section 8.14.

                           "ISSUANCE DATE" has the meaning assigned to that term
in Section 14.3.

                           "IXC" has the meaning set forth in the recitals to
this Agreement.

                           "IXC TRANSACTION" means any merger, consolidation,
business combination or any similar transaction (by asset sale or otherwise) involving the Company and IXC or any of their respective Subsidiaries, including, without limitation, the Merger.

                           "KNOWLEDGE" of any person that is not an individual
means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter.

                           "LIABILITIES" has the meaning assigned to that term
in Section 7.1.

                           "LIENS" mean all pledges, claims, liens, charges,
encumbrances and security interests of any kind or nature whatsoever.

                           "MANDATORY REDEMPTION" has the meaning assigned to
that term in Section 12.1.

                           "MANDATORY REDEMPTION DATE" has the meaning assigned
to that term in Section 12.1.

                           "MANDATORY REDEMPTION NOTICE" has the meaning
assigned to that term in Section 12.1.

                           "MANDATORY REDEMPTION PERIOD" has the meaning
assigned to that term in Section 12.1.

                           "MANDATORY REDEMPTION PRICE" has the meaning assigned
to that term in Section 12.1.

                           "MARKET PRICE" shall mean, per share of common stock
or any other security on any date specified herein: (a) if the common stock or such other security is listed or admitted to trading on any national securities exchange, the closing price of the common stock or such other security on such date, or if the common stock or such other security is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the common stock or such other security on such date; or (b) if there shall have been no trading on such date or if the common stock or such other security is not so designated, the average of the reported closing bid and asked prices of the common stock or such other security on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Company. If neither (a) nor (b) above is applicable, Market Price shall mean the Fair Market Value per share determined in a manner consistent with the last sentence of Section 8.18(c).

                           "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE
EFFECT" means, when used in connection with the Company or any Purchaser, any change, effect, event, occurrence, condition, development or state of facts that is materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of such party and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts (i) relating to the economy or securities markets in general or (ii) relating to the industries in which such party operates in general and not specifically relating to such party.

                           "MERGER" has the meaning set forth in the recitals to
this Agreement.

                           "MERGER AGREEMENT" has the meaning set forth in the
recitals to this Agreement.

                           "MINIMUM AMOUNT" has the meaning set forth in Section
8.10.

                           "NASDAQ" shall mean the National Market System of the
NASDAQ Stock Market.

                           "NON-VOTING PREFERRED STOCK" has the meaning assigned
to that term in Section 5.2.

                           "NOTE REGISTER" has the meaning assigned to that term
in Section 8.19.

                           "NOTICE OF DEFAULT" has the meaning assigned to that
term in Section 10.1.

                           "NYSE" means the New York Stock Exchange, Inc.

                           "OAK HILL AFFILIATED ENTITY" has the meaning assigned
to that term in Section 8.10.

                           "OAK HILL CAPITAL" has the meaning set forth in the
recitals.

                           "OAK HILL DESIGNEE" means (i) the person designated
by the Oak Hill Affiliated Entity to be a member of the Company Board of Directors under Section 8.10(a) and (ii) the person appointed by Oak Hill Capital to attend meetings of the Company Board of Directors as the Visitor referred to in Section 8.10(c).

                           "OCEAN PURCHASERS" means, collectively, Ocean I,
Ocean III, Ocean IV and Ocean V.

                           "OFFER PRICE" has the meaning assigned to that term
in Section 8.13.

                           "OFFERED SECURITIES" has the meaning assigned to that
term in Section 8.13.

                           "OFFERING NOTICE" has the meaning assigned to that
term in Section 8.13.

                           "OHCP AIV" has the meaning set forth in the recitals
to this Agreement.

                           "OPTIONAL REDEMPTION" has the meaning assigned to
that term in Section 13.1.

                           "OPTIONAL REDEMPTION DATE" has the meaning assigned
to that term in Section 13.1.

                           "OPTIONAL REDEMPTION NOTICE" has the meaning assigned
to that term in Section 13.1.

                           "OPTIONAL REDEMPTION PRICE" has the meaning assigned
to that term in Section 13.1.

                           "PAYMENT BLOCKAGE NOTICE" has the meaning assigned to
that term in Section 11.4.

                           "PERCENTAGE LIMITATION" has the meaning set forth in
Section 8.11.

                           "PERSON" means any individual, firm, corporation,
partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                           "PRE-OFFERING NOTICE" has the meaning assigned to
that term in Section 8.13.

                           "PREPAYMENT EVENT" has the meaning assigned to that
term in Section 12.1.

                           "PREPAYMENT EVENT NOTICE" has the meaning assigned to
that term in Section 12.1.

                           "PURCHASERS" has the meaning set forth in the
recitals to this Agreement and does not include any assignees of any Purchaser other than any Affiliate of the Purchasers.

                           "REGISTRATION RIGHTS AGREEMENT" means the
Registration Rights Agreement between the Company and the Purchasers substantially in the form attached as EXHIBIT B hereto.

                           "REGULAR DIVIDEND" shall mean any nominal regular
quarterly dividend declared by the Company Board of Directors on the shares of the Common Stock.

                           "RESPONSIBLE OFFICER" shall mean, when used with
respect to any trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of such trustee customarily performing functions similar to those performed by any of the above designated officers, and when used with respect to any Holder, an executive officer of such Holder or persons performing functions similar to those performed by an executive officer.

                           "SEC" means the Securities and Exchange Commission or
any similar agency then having jurisdiction to enforce the Securities Act.

                           "SECURITIES ACT" means the Securities Act of 1933, as
amended, and the rules and regulations of the SEC thereunder.

                           "SEMI-ANNUAL ACCRUAL DATE" with respect to a Note
shall have the meaning specified in such Note.

                           "SELLING PURCHASER" has the meaning assigned to that
term in Section 8.13.

                           "SENIOR DEBT" means the principal of (and premium, if
any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts (including collection expenses, attorney's fees and late charges) owing with respect to, the following, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, outstanding at the date of execution of this Agreement or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or evidenced by bonds, debentures, notes, guarantees or similar instruments, (b) reimbursement, prepayment and other obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of the Company, (c) every obligation of the Company issued or assumed as the deferred purchase price of property or services purchased by the Company, (d) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under United States generally accepted accounting principles or which can be capitalized under the Code, (e) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect the Company against fluctuations in interest or currency exchange rates, (f) all indebtedness for borrowed money of the Company secured by any Lien on any property or asset owned or held by the Company regardless of whether the indebtedness secured thereby shall have been assumed by the Company or shall be non-recourse to the credit of the Company, (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (h) indebtedness of others of the kinds described in the preceding clauses (a) through (g) and all dividends and distributions of others in each case that the Company has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly (including guarantees of indebtedness for borrowed money of any of its Subsidiaries), and/or (i) deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the preceding clauses (a) through
(h) whether or not there is any notice to or consent of the Holders; PROVIDED, HOWEVER, that the following shall not constitute Senior Debt: (i) any particular indebtedness or obligation that is owed by the Company to any of its direct and indirect Subsidiaries, (ii) any particular indebtedness, deferral, renewal, extension or refunding if it is expressly stated in the governing terms or in the assumption thereof that the indebtedness involved is pari passu in right of payment with or junior in right of payment to the Notes and (iii) any trade payables and other accrued current liabilities incurred in the ordinary course of business.

                           "SENIOR DEBT DOCUMENTS" means, collectively, any and
all agreements relating to any Senior Debt, including, without limitation, the Credit Agreement.

                           "SIGNIFICANT SUBSIDIARIES" has the meaning ascribed
to such term in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

                           "SPECIFIED DATE" means the later of (i) the
consummation of the IXC Transaction and (ii) the expiration or earlier termination of any applicable waiting period under the HSR Act with respect to the acquisition of the shares of Common Stock upon any conversion of the Notes.

                           "STATED MATURITY" when used with respect to the Notes
or any installment of principal or Full Accreted Value thereof or interest thereon, means the date specified in the Note or this Agreement as the fixed date on which the principal or Full Accreted Value of such Note or such installment of interest is due and payable.

                           "SUBSIDIARY" of any Person means another Person, an
amount of the voting stock, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                           "THIRD PARTY OFFER" has the meaning assigned to that
term in Section 8.13.

                           "THIRD PARTY OFFEROR" has the meaning assigned to
that term in Section 8.13.

                           "TRADING DAYS" means, with respect to a security
traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

                           "TRANCHE A NOTES" has the meaning assigned to that
term in Section 2.1.

                           "TRANCHE B NOTES" has the meaning assigned to that
term in Section 8.17.

                           "TRANSACTION" has the meaning assigned to that term
in Section 14.7.

               "VISITOR" has the meaning assigned to that term in
Section 8.10(c).

                           "VOTING PREFERRED STOCK" has the meaning assigned to
that term in Section 5.2.

                           "VOTING SECURITIES" has the meaning set forth in
Section 8.11.

                  1.2 ACCOUNTING TERMS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.


                                    Article 2

                           PURCHASE AND SALE OF NOTES

                  2.1      PURCHASE AND SALE OF NOTES.

                           Subject to the terms and conditions herein set forth,
each of the Purchasers, severally and not jointly, agrees that it, or its permitted assignee, will purchase from the Company, at the Closing, Notes with an aggregate initial principal amount set forth opposite such Purchaser's name on SCHEDULE 1 attached hereto under the heading "Notes to be Purchased at the Closing" (the "TRANCHE A NOTES") for the purchase price set forth opposite such Purchaser's name on SCHEDULE 1 attached hereto under "Purchase Price," in cash, by wire transfer of immediately available funds to an account designated by the Company in a notice delivered to each Purchaser at least one day prior to the Closing Date. Each Ocean Purchaser has assigned its rights to purchase the Notes to be purchased by it to Citibank N.A. ("CITIBANK") who upon consummation of the Closing will be a Holder of such Notes (the "CITIBANK TRANSACTION").

                  2.2 NOTES. The Notes will be substantially in the form of the Note attached as EXHIBIT A hereto.

                  2.3      CLOSING.

                           (a)      The purchase and issuance of the Tranche A
Notes shall take place immediately upon execution of this Agreement at the closing (the "CLOSING") to be held at a location agreed to by the parties, on July 21, 1999, or on such other later date as the parties may agree in writing (the "CLOSING DATE"), at 10:00 a.m., New York City time. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Tranche A Notes to the Purchasers (or their assignee) by delivering to each Purchaser (or its assignee) its respective Tranche A Notes registered in its name, free and clear of any Liens, and each Purchaser (or its assignee) shall purchase the Tranche A Notes to be purchased by it.

                                    Article 3

                       CONDITIONS TO THE OBLIGATION OF THE
                       PURCHASERS TO CLOSE AT THE CLOSING

                  The obligation of each Purchaser to purchase the Tranche A Notes to be purchased by it, to pay the Purchase Price to be paid by it at the Closing and to perform any obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or as of the Closing Date:

                  3.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

                  3.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  3.3 OFFICER'S CERTIFICATE. The Purchasers shall have received a certificate, dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied.

                  3.4 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying the truth and correctness of attached copies of the Amended Articles of Incorporation and Amended Regulations of the Company and resolutions of the Company Board of Directors approving the Merger, this Agreement and the transactions contemplated hereby and thereby.

                  3.5 OPINION OF COUNSEL. The Purchasers shall have received the opinion of each of Thomas Taylor, general counsel of the Company, and of Cravath, Swaine & Moore, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as EXHIBIT C and EXHIBIT D, respectively.

                  3.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there shall have been no Material Adverse Change with respect to the Company.

                  3.7 REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement.

                  3.8 IXC TRANSACTION. The Merger Agreement shall have been executed by the parties thereto simultaneously with the Closing. The Purchasers shall have received a fully executed copy of the Merger Agreement.

                  3.9 COMPANY BOARD OF DIRECTORS. J. Taylor Crandall shall have been elected to the Company Board of Directors on the terms provided for in
Section 8.10.

                  EACH PURCHASER ACKNOWLEDGES AND AGREES THAT BY EXECUTING AND DELIVERING THIS AGREEMENT ALL OF THE CONDITIONS SET FORTH IN THIS ARTICLE 3 HAVE BEEN SATISFIED OR WAIVED.

                                    Article 4

                         CONDITIONS TO THE OBLIGATION OF
                       THE COMPANY TO CLOSE AT THE CLOSING

                  The obligations of the Company to issue and sell the Notes to a Purchaser, to consummate the transactions contemplated herein on the Closing Date with respect to such Purchaser and to perform any obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or as of the Closing Date:

                  4.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of such Purchaser set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

                  4.2 COMPLIANCE WITH THIS AGREEMENT. Such Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

                  4.3 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Entities and other Persons necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this

Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

                  4.4 IXC TRANSACTION. The Merger Agreement shall have been executed by the parties thereto simultaneously with the Closing.

                  THE COMPANY ACKNOWLEDGES AND AGREES THAT BY EXECUTING AND DELIVERING THIS AGREEMENT ALL OF THE CONDITIONS SET FORTH IN THIS ARTICLE 4 HAVE BEEN SATISFIED OR WAIVED.

                                    Article 5

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  Except as expressly disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "COMPANY FILED SEC DOCUMENTS"), the Company represents and warrants to each Purchaser as follows:

                  5.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on the Company. The Company has made available to the Purchasers prior to the execution of this Agreement complete and correct copies of its Amended Articles of Incorporation and Amended Regulations, as amended to the date of this Agreement.

                  5.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 485,000,000 shares of capital stock consisting of: (1) 480,000,000 shares of the Common Stock, (2) 1,000,000 shares of non-voting preferred stock without par value (the "NON-VOTING PREFERRED STOCK") and (3) 4,000,000 shares of voting preferred stock without par value (the "VOTING PREFERRED STOCK" and, together with the Non-Voting Preferred Stock, the "COMPANY PREFERRED STOCK") of which 2,000,000 shares have been designated as Series A Preferred Stock (the "COMPANY SERIES A PREFERRED STOCK"). At the close of business on July 15, 1999, (i) 137,792,751 shares of the

Common Stock were issued and outstanding; (ii) no shares of the Common Stock were held by the Company in its treasury; (iii) no shares of the Company Preferred Stock were issued and outstanding; (iv) 2,000,000 shares of the Company Series A Preferred Stock were reserved for issuance in connection with the rights to purchase shares of the Common Stock issued pursuant to the Company Rights Agreement; and (v) no shares of the Common Stock were reserved for issuance pursuant to the Company's 1989 Stock Option Plan, the Company's 1997 Stock Option Plan for Non-Employee Directors, the Company's 1997 Long Term Incentive Plan, the Company's Executive Deferred Compensation Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "COMPANY STOCK PLANS") (of which 7,284,000 shares of the Common Stock are subject to outstanding Company Stock Options). There are no outstanding stock appreciation rights or rights (other than the Company Stock Options) to receive shares of the Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which shareholders of the Company or any of its Subsidiaries may vote are issued or outstanding or subject to issuance. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. The Conversion Shares when issued upon conversion of the Notes will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved and has available out of its authorized Common Stock, solely for the purpose of issuing Conversion Shares, such number of shares of Common Stock as shall be issuable upon conversion of the Notes. Except as set forth in this Section 5.2 (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company or any of its Subsidiaries (other than shares of capital stock or other voting securities of such Subsidiaries that are directly or indirectly owned by the Company), (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. Other than the capital stock of, or other equity interests in, its Subsidiaries, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

                  5.3 AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter and the Merger Agreement, and to consummate the transactions contemplated by this Agreement and thereby. The execution and delivery of this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter and the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Notes, the Registration Rights Agreement, the Fee Letter and the Merger Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter and the Merger Agreement do not, and the consummation of the transactions contemplated by this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter and the Merger Agreement and compliance with the provisions hereof and thereof shall not, assuming the receipt of the approval of the shareholders of the Company contemplated by the Merger Agreement, violate any rules prescribed by the NYSE and will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the Amended Articles of Incorporation or Amended Regulations of the Company or the comparable organizational documents of any of its Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter or the Merger Agreement, or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter or the

Merger Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter or Merger Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (1) such filings under the Securities Act as may be required pursuant to the Registration Rights Agreement, (2) filings described in Section
8.23 hereof and (3) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and except for such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter or the Merger Agreement or (z) prevent or materially delay the consummation of the transactions contemplated hereby or thereby.

                  5.4 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable).

                  5.5 LITIGATION. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or that is individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company. There are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, the Company or any of its Subsidiaries under any applicable statutes, laws, ordinances, rules or regulations, which liability or claim is reasonably likely to have individually or in the aggregate a Material Adverse Effect on the Company.

                  5.6 COMPLIANCE WITH APPLICABLE LAWS. The Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (the "COMPANY PERMITS") which are required for them to own, lease or operate their assets and to carry on their businesses. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations. No action, demand, requirement or investigation by any Governmental Entities and no suit, action or proceeding by any person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties, is pending or, to the Knowledge of the Company, threatened.

                  5.7 TAXES. (i) Each of the Company and its Subsidiaries and each Company Consolidated Group has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. The Company, each of its Subsidiaries and each Company Consolidated Group has paid or caused to be paid (or the Company has paid on its behalf) all material taxes due and owing, and the most recent financial statements contained in the Company
Filed SEC Documents reflect an adequate reserve for all material taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                                 (ii) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy, for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries or any Company Consolidated Group that are not adequately reserved for, except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company.

                                (iii) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "COMPANY CONSOLIDATED GROUP" means any affiliated group within the meaning of
          Section 1504(a) of the Code, in which the Company (or any Subsidiary of the Company) is or has ever been a member or any group of corporations with which the Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

                  5.8 CHANGE OF CONTROL. No employee of the Company or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the transactions contemplated by this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter or the Merger Agreement.

                  5.9 STATE TAKEOVER STATUTES. The Company Board of Directors has unanimously approved the terms of this Agreement, the Notes, the Registration Rights Agreement, the Fee Letter and the Merger Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby and such approval represents all the actions of the Company necessary to ensure that Sections 1704.01-1704.07 of the Ohio Revised Code do not apply to the Company in connection with the Merger, this Agreement and the other transactions contemplated hereby and thereby.

                  5.10 BROKERS. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc., the fees, commissions and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, based upon arrangements made by or on behalf of the Company.

                  5.11 SENIOR DEBT DOCUMENTS. The Senior Debt Documents do not prohibit any payment to the Purchasers pursuant to Section 12.1 hereof.

                  5.12 MARGIN STOCK. The Company represents and warrants that not more than 25 percent of the value of the consolidated assets of the Company is represented by margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect on the date hereof).

                                    Article 6

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each of the Purchasers, severally but not jointly, represents and warrants to the Company as follows.

                  6.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each such Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each such Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on such Purchaser.

                  6.2 AUTHORITY; NONCONTRAVENTION. Each such Purchaser has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby (including the purchase by such Purchaser of the Notes). The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by such Purchaser of the transactions contem plated by this Agreement (including the purchase by such Purchaser of the Notes) and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Purchaser in connection with the execution and delivery of this Agreement or the Registration Rights Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement (including the purchase by such Purchaser of the Notes) or the Registration Rights Agreement, except for (i) filings under the HSR Act required in connection with the conversion of the Notes (ii) filings under the Exchange Act and (iii) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to (x) have a Material Adverse Effect on the Purchaser, (y) impair the ability of the Purchaser to perform its obligations under this Agreement (including the purchase by such Purchaser of the Notes) or the Registration Rights Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement (including the purchase by such Purchaser of the Notes) or the Registration Rights Agreement.

                  6.3 BROKERS. No broker, investment banker, financial advisor or other person, the fees, commissions and expenses of which will be paid by such Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, based upon arrangements made by or on behalf of the Purchaser.

                  6.4 SECURITIES ACT REPRESENTATION. Such Purchaser is an "accredited investor" as defined in Rule 501 promulgated under Regulation D under the Securities Act. Such Purchaser will acquire the Notes to be issued hereunder and all the Conversion Shares that may be issued upon conversion thereof for its own account for the purpose of investment and not with a view to a distribution or resale of any such securities in violation of any applicable Federal or state securities laws. Such Purchaser will not offer to sell, sell or otherwise dispose of any Notes or Conversion Shares in violation of applicable Federal or state securities laws.

                  6.5 PRESENT OWNERSHIP. Other than the Notes to be issued hereunder and the Conversion Shares issuable upon the conversion thereof, such Purchaser does not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, such term to have such meaning throughout this Agreement) any Voting Securities.


                                    Article 7

                                 INDEMNIFICATION

                  7.1 INDEMNIFICATION BY THE COMPANY. In addition to all other sums due hereunder or provided for in this Agreement, the Notes, the Registration Rights Agreement or the Fee Letter, the Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors, members, agents, employees, subsidiaries, partners and controlling persons (each, an "INDEMNIFIED

PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("LIABILITIES") resulting from any breach of any covenant, agreement, representation or warranty of the Company in this Agreement or any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, arising out of any Indemnified Party's role in the transactions contemplated hereby or in the IXC Transaction; PROVIDED, HOWEVER, that the Company shall not be liable under this Section 7.1 (a) for any amount paid in settlement of claims without the Company's prior written consent (which consent shall not be unreasonably withheld) or (b) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Party or any Affiliate thereof; PROVIDED, FURTHER, that if and to the extent that the Indemnified Party is entitled to such indemnification under this Section 7.1 but such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; PROVIDED, HOWEVER, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded immediately to the extent it is finally judicially determined that the Liabilities in question (x) resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Party or (y) was not properly the subject of indemnification under this Section 7.1.

                  7.2      NOTIFICATION. Each Indemnified Party under this
Article 7 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article 7 or (ii) under this Article 7 unless, and only to the extent that the Company is prejudiced thereby. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable written opinion of outside counsel to such Indemnified Party delivered to the Company, (a) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such Indemnified Party that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that the Company will not, without the prior written consent (such consent not to be unreasonably withheld) of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                  7.3 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to any registration statement filed pursuant thereto or sales made thereunder.

                                    Article 8

                              AFFIRMATIVE COVENANTS

                  8.1 FINANCIAL STATEMENTS. For so long as the Notes are outstanding, the Company shall deliver to each Holder:

                           (a)      as soon as available, but not later than one
hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of PricewaterhouseCoopers LLP (or any successor thereto) or a nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; PROVIDED that the delivery of a copy of the Company's Annual Report on Form 10-K shall satisfy the requirements of this Section 8.1(a);

                           (b)      as soon as available and, in any event,
within 45 days after the end of each of the first three fiscal quarters of each year commencing with the fiscal quarter ended September 30, 1999, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; PROVIDED that the delivery of a copy of the Company's Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 8.1(b); and

                           (c)      except as otherwise provided pursuant to
Section 8.1(a) and (b), as long as the Company is subject to the Securities Act or the Exchange Act, as promptly as practicable after the same are filed, copies of all reports, statements and other documents filed with the SEC.

                  8.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to each Holder of the Notes concurrently with the delivery of the financial statements referred to in Section 8.1(a) above, a certificate of the Company's Chief Financial Officer stating that, to the best of such officer's knowledge, there exists no Event of Default.

                  8.3 PRESERVATION OF CORPORATE EXISTENCE. Except in the events of a transaction permitted under Section 9.1 or a Change of Control, the Company shall do or cause to be done all things necessary to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization; and (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business, PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, privilege, qualification, license, or franchise if the Company Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  8.4 PAYMENT OF TAXES. The Company shall, or shall cause its Subsidiaries to, pay or discharge before the same shall become delinquent, all taxes assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings.

                  8.5 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with (i) its articles or certificate of incorporation and by-laws or other organizational or governing documents, (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon the Company or any of its property or to which the Company or any of its property is subject and (iii) the directions of any Governmental Entity having jurisdiction over it or its business, except any such failure to comply which would not have a Material Adverse Effect on the Company.

                  8.6 INSPECTION. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to examine its corporate, financial and operating records at such reasonable times during normal business hours as may be reasonably requested, upon reasonable advance notice to the Company.

                  8.7 NOTICES. Upon knowledge of the Chief Executive Officer, the President, any Executive Vice-President or the Chief Financial Officer of the Company of the events described below, the Company shall give prompt written notice (but in any event within 20 days) to each Holder of Notes:

                           (a)      of the occurrence of any default under, or
breach of, any of the provisions of the Notes;

                           (b)      of any acceleration prior to stated maturity
under the Senior Debt; and

                           (c)      of any amendment (or proposed amendment) to
the Merger Agreement of the type set forth in clause (y) of the first sentence of Section 12.1(a).

Each notice pursuant to this Section 8.7 shall be accompanied by a certificate of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  8.8 ISSUE TAXES. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of the State of Ohio or the State of New York in connection with the issuance of the Notes and the execution and delivery of the other agreements and documents contemplated hereby.

                  8.9 RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of outstanding Notes as provided herein and therein, such number of shares of Common Stock as shall then be issuable upon the conversion of outstanding

Notes. The Company shall issue the Common Stock into which the Notes are convertible upon the proper surrender of the Notes in accordance with the provisions herein and shall otherwise comply with the terms thereof.

                  8.10     COMPANY BOARD OF DIRECTORS REPRESENTATION.

                           (a)      The Company shall, at or prior to the
Closing Date, cause J. Taylor Crandall (who shall agree at such time to resign as a member of the Company Board of Directors if requested in accordance with the terms of this Agreement), the designee of OHCP AIV, an Affiliate of Oak Hill Capital (the "OAK HILL AFFILIATED ENTITY"), to be elected to the Company Board of Directors as a Class III director. So long as the Purchasers hold in the aggregate at least 662/3% of the Conversion Shares issued or issuable to the Purchasers (determined as though all of the Notes originally issued or issuable to the Purchasers (including for purposes of this calculation, the Notes originally issued to Citibank, as assignee of the Ocean Purchasers, but excluding any Notes previously redeemed by the Company pursuant to Section 13.1) were converted into Common Stock) (the "MINIMUM AMOUNT"), the Oak Hill Affiliated Entity shall be entitled to designate one director to the Company Board of Directors. At such time as the Purchasers hold in the aggregate less than the Minimum Amount, the Oak Hill Affiliated Entity's right of designation will immediately terminate and, at the Company's request, the Oak Hill Affiliated Entity will cause to resign, and take all other actions necessary to cause the prompt removal of J. Taylor Crandall (or the then serving designee of the Oak Hill Affiliated Entity) from the Company Board of Directors. The Company shall cause such designee of the Oak Hill Affiliated Entity to be included in the slate of nominees recommended by the Board of Directors to the Company's shareholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such designee, including voting all shares for which the Company holds proxies (unless otherwise directed by the shareholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person. In addition, if such designee of the Oak Hill Affiliated Entity is not elected to the Company Board of Directors by the Company's shareholders and the Oak Hill Affiliated Entity's right of designation has not terminated as provided in the third sentence of this Section 8.10(a), the Company, at the first meeting of the Company Board of Directors after the Company's shareholder meeting (which will be held as promptly as practicable), shall as promptly as practicable cause such designee of the Oak Hill Affiliated Entity to be elected to the Company Board of Directors on the terms set forth herein. Notwithstanding the foregoing, if the Oak Hill Affiliated Entity has not designated a person pursuant to this Section 8.10(a) and is then entitled to do so, the Oak Hill Affiliated Entity shall be entitled to receive all notices and materials distributed to the members of the Company Board of Directors, and to receive minutes of all such meetings upon preparation thereof. The designee of the Oak Hill Affiliated Entity to the Board of Directors pursuant to this
Section 8.10(a) shall also serve on the compensation committee of the Company Board of Directors.

                           (b)       In the event such designee of the Oak Hill
Affiliated Entity shall cease to serve as a director for any reason, other than by reason of the Oak Hill Affiliated Entity not being entitled to designate a designee as provided in Section 8.10(a), the Company shall as promptly as practicable cause the vacancy resulting thereby to be filled by a designee of the Oak Hill Affiliated Entity (who shall agree at such time to resign as a member of the Company Board of Directors if requested in accordance with the terms of this Agreement) to serve on the terms set forth herein.

                           (c)       So long as the Purchasers hold in the
aggregate at least the Minimum Amount (the "CONSULTATION PERIOD"), Oak Hill Capital shall be entitled to appoint a representative (who shall agree to resign as such representative if requested in accordance with the terms of this Agreement) (the "VISITOR") to attend meetings of the Company Board of Directors (but shall not have any right to vote on matters), to change the Visitor so appointed at any time and, upon the resignation of the Visitor for any reason, to reappoint a replacement Visitor. In addition, the Company shall provide the Visitor with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Company Board of Directors; PROVIDED, HOWEVER, that at such time as the Purchasers hold in the aggregate less than the Minimum Amount, Oak Hill Capital's right to appoint a Visitor will immediately terminate and, at the Company's request, Oak Hill Capital will cause to resign, and take all other action necessary to cause the prompt removal of, the Visitor. The Visitor will, if requested by the Company, at the time of appointment execute a customary confidentiality agreement with the Company which will not be more restrictive than the Company's confidentiality policy applicable to directors of the Company.

                           (d)       Each Oak Hill Designee shall be reasonably
acceptable to the Company; PROVIDED, that at least one of the managing directors of Oak Hill Capital selected by Oak Hill Capital and one of the managing directors of Oak Hill Capital selected by the Oak Hill Affiliated Entity, as the case may be, shall be acceptable to the Company.

                           (e)       During the Consultation Period, each Oak
Hill Designee shall be entitled, from time to time, to make proposals, recommendations and suggestions to the Company relating to the business and affairs of the Company, not in violation of Section 8.11.

                           (f)       During the Consultation Period, the Company
shall permit each Oak Hill Designee at reasonable times and at the expense of Oak Hill Capital and the Oak Hill Affiliated Entity, to discuss the Company's business and affairs with its officers, directors and independent accountants.

                           (g)       During the Consultation Period, the Company
shall permit each Oak Hill Designee, at reasonable times and at the expense of Oak Hill Capital and the Oak Hill Affiliated Entity, to examine such books, records, documents and other written information in the possession of the Company relating to its affairs as they may reasonably request.

                           (h)       During the Consultation Period, the Company
shall permit each Oak Hill Designee, at reasonable times and at the expense of Oak Hill Capital and the Oak Hill Affiliated Entity, to visit and inspect the Company's properties.

                           (i)       The special rights of access to information
and to consultation set forth in subsections (e) - (h) hereof have been provided for the purpose of allowing the direct or indirect investments in the Company contemplated by this Agreement by the Oak Hill Affiliated Entity and by Oak Hill Capital to qualify as "venture capital investments" under the Department of Labor's ERISA plan asset regulation and shall continue during the Consultation Period until such time as the Company Board of Directors asks each of the Oak Hill Affiliated Entity and Oak Hill Capital, as the case may be, to determine, and each of them, as applicable, does determine, each in its sole discretion, based on advice of counsel, that such special rights are no longer necessary or desirable to accomplish such purpose.

                           (j)       In the event of a material breach of
Section 8.11 of this Agreement by any Purchaser, at the request of the Company, Oak Hill Capital and the Oak Hill Affiliated Entity will cause to resign, and take all other action necessary to cause the prompt removal of, each Oak Hill Designee.

                  8.11 STANDSTILL. Until the later to occur of the close of business on (x) the fifth anniversary of the Closing and (y) the date that is one year after the date on which the Purchasers (including their Affiliates) no longer own any Notes or Conversion Shares (including the Notes originally issued to Citibank, as assignee of the Ocean Purchasers), each Purchaser and its Affiliates will not, alone or in concert with others (and each Purchaser and its Affiliates will not advise, assist or encourage others to), directly or indirectly, unless specifically permitted in writing in advance by the Company:
(i) by purchase or otherwise, acquire, or agree to acquire, beneficial ownership of any securities of the Company having the ordinary power to vote in the election of directors of the Company ("VOTING SECURITIES") or direct or indirect rights or options to acquire such beneficial ownership if, as a result of such acquisition, the Purchasers and their respective Affiliates would beneficially own Voting Securities representing in excess of 1.0% of the total voting power of all then outstanding Voting Securities (such percentage limitation being the "PERCENTAGE LIMITATION"); PROVIDED that the foregoing shall not prohibit (and such percentage shall not include) beneficial ownership of Voting Securities (w) issued in connection with the IXC Transaction with respect to the 50,000 shares of common stock of IXC owned by the Purchasers on the date hereof, (x) issued upon conversion of the Notes, (y) received or receivable under the terms of the Notes or (z) issued as dividends or distributions on the Conversion Shares; PROVIDED, FURTHER, that in the event any Purchaser transfers (in accordance with Section 8.13) any Notes or any Conversion Shares or any Notes are redeemed by the Company, the foregoing shall not prohibit any Purchaser or an Affiliate of such Purchaser from acquiring Voting Securities so long as the aggregate number of Voting Securities acquired does not exceed the aggregate number of Voting Securities transferred by any such Purchaser or Affiliate of such Purchaser or redeemed by the Company, as the case may be; (ii) make, or in any way participate in, any "solicitation" of "proxies" (as defined in Regulation 14A under the Exchange Act) relating to any shares of Voting Securities; (iii) call, or in any way consent to or participate in a call for, any special meeting of shareholders of the Company; (iv) request, or take any action to obtain or retain, any list of holders of Voting Securities; (v) initiate, propose or participate in the making of any shareholder proposal relating to the Company; (vi) deposit any shares of Voting Securities in a voting trust or subject any shares of Voting Securities to any voting agreement or arrangement (including any grant of an irrevocable proxy); (vii) form, join or in any way participate in a partnership, limited partnership, limited liability company, syndicate or other group (including a "group" as defined in Section 13(d) under the Exchange Act) with respect to, or for the purpose of acquiring, holding or disposing of, any shares of Voting Securities, or any securities the ownership of which would make the owner thereof a beneficial owner of shares of Voting Securities; (viii) make any offer or proposal with respect to the acquisition, directly or indirectly, of the Company or any of its securities or assets or with respect to any business combination or similar transaction with, change in control of, or restructuring, recapitalization or other extraordinary transaction involving the Company or any of its assets, PROVIDED, that this clause (viii) shall not limit the right of the Purchasers to acquire shares of Voting Securities in a manner that does not violate the Percentage Limitation; (ix) except as otherwise provided in Section 8.10 hereof, seek representation on, the removal of any members of, or a change in the composition or size of, the Company Board of Directors; (x) disclose any intent, purpose, plan or proposal with respect to the Company, the Company Board of Directors, management, policies or affairs or any of its securities or assets or these provisions that is inconsistent with these provisions, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any of these provisions;
(xi) take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;
(xii) request the Company Board of Directors to waive, amend or consent to any action prohibited by these provisions; (xiii) assist, advise or encourage any person with respect to, or seeking to do, any of the foregoing. Notwithstanding anything to the contrary contained herein, nothing contained in this Section
8.11 shall affect or impair the right of any director of the Company to (x) act as a member of the Company Board of Directors or any committee thereof or (y) take any action necessary or advisable to carry out his obligations and duties as a director of the Company.

                  8.12 VOTING. The Purchasers will take all such action as may be required such that (i) all Voting Securities beneficially owned by the Purchasers and any person controlled by any of the Purchasers will be present for quorum purposes, in person or represented by proxy, at every meeting of the Company's shareholders and (ii) so long as the Company has made the nomination, if any, required under Section 8.10(a) hereof, all Voting Securities beneficially owned by the Purchasers and any person controlled by any of the Purchasers is voted at every meeting of the Company's shareholders (or, if applicable, written consent is given) in favor of the nominees to the Company Board of Directors presented by the Company Board of Directors.

                  8.13     TRANSFER.

                           (a)       The Purchasers shall not transfer the Notes
until the consummation of the IXC Transaction, except for transfers (i) from one Purchaser to another Purchaser or to an Affiliate of a Purchaser, (ii) transfer of $325 million of original issue price in connection with the Citibank Transaction, (iii) in connection with a Change of Control or (iv) to the Company pursuant to Section 12.1.

                           (b)       Until the earlier to occur of the close of
business on (x) the fifth anniversary of the Closing and (y) the date on which the Purchasers (including their respective Affiliates) beneficially own less than 50% of the Conversion Shares issued or issuable to the Purchasers (determined as though all of the Notes originally issued to the Purchasers (including for purposes of this calculation, the Notes originally issued to Citibank, as assignee of the Ocean Purchasers, but excluding any Notes previously redeemed by the Company pursuant to Section 13.1) were converted into Common Stock), the Purchasers will not, at any time, directly or indirectly, sell or transfer, any Notes or Voting Securities beneficially owned by them without the prior written consent of the Company; PROVIDED that the Purchasers may without the consent of the Company sell or transfer Notes or Voting Securities (i) to any person who would beneficially own immediately after any such sale or transfer less than 5% of the outstanding Voting Securities on a fully diluted basis (after giving effect to the conversion of the Notes), (ii) to any person who would beneficially own immediately after any such sale or transfer 5% or more of the outstanding Voting Securities on a fully diluted basis (after giving effect to the conversion of the Notes); PROVIDED that prior to any such sale or transfer the Purchaser follows the procedure set forth in
Section 8.13(c), (iii) in a registered broad distribution public offering (including pursuant to the Registration Rights Agreement), (iv) to the Company,
(v) to another Purchaser or to an Affiliate of a Purchaser or (vi) in a tender offer for Voting Securities pursuant to a Schedule 14D-1 (under the Exchange
Act) on file with the SEC and not in violation of Section 8.11. Any pledgee of Notes or Conversion Shares issued to the Purchasers foreclosing on a pledge in connection with a bona fide financing transaction by the Purchasers may transfer such Notes and Conversion Shares without restrictions, except those set forth in Section 8.13(a). Any party to, or holder of any Note subject to, a forward sale agreement with Oak Hill Capital or its Affiliates in connection with the Citibank Transaction may transfer, without restrictions, any Notes owned by such party or interests therein and, following consummation of the IXC Transaction, any Conversion Shares owned by such party.

                           (c)       If any Purchaser (a "SELLING PURCHASER")
intends to transfer all or any portion of its Notes or Voting Securities to any Person pursuant to clause (ii) of the first proviso in Section 8.13(b), such Selling Purchaser shall send a written notice (the "PRE-OFFERING NOTICE") to the Company stating such intent. For a period not less than 30 days and not more than 90 days after the delivery of the Pre-Offering Notice, such Selling Purchaser may send written notice (the "OFFERING NOTICE") to the Company, which shall state (a) the number of Notes or Voting Securities to be transferred (the "OFFERED SECURITIES"), (b) the identity of and proposed purchase price per share or Note (the "OFFER PRICE") to be paid by a Person (a "THIRD PARTY OFFEROR"), and (c) all other material terms of the proposed offer (a "THIRD PARTY OFFER"). Following receipt of the Offering Notice, the Company shall have three days (the "COMPANY OPTION PERIOD") within which to elect to purchase all but not less than all the Offered Securities specified therein, at the price and on the same terms specified therein. If the Company chooses not to purchase all of the Offered Securities, or fails to respond within such Company Option Period, the Selling Purchaser may sell the Offered Securities to the Third Party Offeror at the Offer Price and on the terms set forth in the Offering Notice. If the Company elects within such Company Option Period to purchase all the Offered Shares, then the closing of the purchase of Offered Securities subscribed to by the Company shall be held at the principal office of the Company within 30 days after the Company elects in writing to purchase the Offered Shares or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Purchaser shall deliver certificates representing the Offered Securities, and the Company shall pay the Offer Price specified in the Offering Notice. At such closing, the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                           (d)       Any transfer of the Notes or Voting
Securities of the Company in violation of this Section 8.13 shall be null and void and will be suspended on the books of the Company.

                  8.14     INVESTMENT PROPOSAL/COMPETING PROPOSAL.

                           (a)       The Company shall not, nor shall the
Company permit any of its Subsidiaries or Affiliates, or any of its or their officers, directors, employees, advisors, representatives or agents to, directly or indirectly, solicit, initiate or encourage the submission of an Investment Proposal, enter into any agreement with respect to any Investment Proposal, or initiate or participate in any discussions or negotiations regarding, or furnish to any person any information or assistance with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or can reasonably be expected to lead to, an Investment Proposal. For purposes of this Agreement, "INVESTMENT PROPOSAL" means any proposal or offer (other than a proposal or offer by the Purchasers or Oak Hill Capital) to provide financing to the Company through the subscription or purchase of common stock, preferred stock or debt (other than pursuant to a new senior credit facility and other Senior Debt) if such financing is in connection with or in any way related to the IXC Transaction. If the Company receives any Investment Proposal, the Company will advise Oak Hill Capital immediately of the terms of the Investment Proposal and, if the Investment Proposal is in writing, the Company will furnish Oak Hill Capital a true and complete copy thereof.

                           (b)       Oak Hill Capital shall not, nor shall Oak
Hill Capital permit any of its Subsidiaries or Affiliates, or any of its or their officers, directors, employees, advisors, representatives or agents to, directly or indirectly, solicit, initiate or encourage the submission of a Competing Proposal, enter into any agreement with respect to any Competing Proposal or initiate or participate in any discussions or negotiations regarding, or furnish to any person any information or assistance with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or can reasonably be expected to lead to, a Competing Proposal. For purposes of this Agreement, a "COMPETING PROPOSAL" means any proposal, offer or transaction involving IXC, its capital stock, assets or that of its Subsidiaries other than (x) the IXC Transaction and (y) any such proposal, offer or transaction solely between IXC and Oak Hill Capital or any of its Affiliates and not involving any other party.

                  8.15 RATING. At the request of the Purchasers, as soon as reasonably practicable following the Closing and in any event prior to the consummation of the IXC Transaction, the Company shall make presentations as necessary to Standard and Poor's Rating Group and Moody's Investor Service, Inc. in connection with a request for the Notes to be rated; PROVIDED, that the Company shall not request that such ratings be published except at the request of the Purchasers.

                  8.16     INDENTURE.

                           (a)       EXECUTION AND DELIVERY OF INDENTURE.  Prior
to the consummation of the IXC Transaction, the Company, at its expense, will, execute and deliver to a bank or trust company having a combined capital and surplus in excess of $500,000,000 that shall be designated by the Company as trustee and shall be reasonably acceptable to the Holders of the Notes, an indenture (the "INDENTURE"), providing for the issuance thereunder of notes ("INDENTURE NOTES") in an aggregate principal amount at maturity equal to the aggregate Full Accreted Value of the Notes (plus, if appropriate, the aggregate full accreted value of the Tranche B Notes) and having substantially all the rights, benefits and privileges carried by the Notes. The Company and the Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding shall cooperate to have the Indenture and the Indenture Notes to be issued thereunder embody the substance of all covenants, provisions and terms, including subordination provisions, contained in this Agreement and in the Notes, and the Indenture and the Indenture Notes shall, so far as appropriate, contain such other terms as are reasonable and customary in corporate indentures and notes for securities similar to the Notes, or required by the Trust Indenture Act of 1939, as amended, as the case may be, and shall otherwise, subject to the foregoing, be reasonably satisfactory in substance and form to the Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding. The Indenture and all Indenture Notes delivered thereunder shall, in the opinion of counsel to the Company reasonably satisfactory to such Holders, be duly authorized, executed and delivered by or on behalf of the Company and be valid and binding obligations of the Company enforceable in accordance with their terms.

                           (b)       EXCHANGE OF NOTES FOR INDENTURE NOTES.
Upon the execution and delivery of the Indenture, each Note shall be deemed to be amended to contain the terms of the Indenture Notes. Within five days of such execution and delivery the Company, at its expense, will give written notice thereof to each Holder of the Notes at the time outstanding and, at any time or from time to time thereafter, upon surrender of any Notes to the Company in exchange therefor, the Company will issue and deliver Indenture Notes in not less than the same aggregate Accreted Value (and having an aggregate principal amount at maturity equal to the Full Accreted Value) as the Notes surrendered, in fully registered form and in such denominations (not less than $1,000 in original issue price) as any Holder may request and bearing interest from the date to which interest shall have been paid on the Note or Notes so surrendered. The Company will pay all expenses in connection with the indenturization and issuance of the Indenture Notes.

                  8.17 ISSUANCE OF TRANCHE B NOTES. In the Company's sole discretion, it may issue up to $200 million original principal amount of a second tranche of subordinated convertible notes (the "TRANCHE B NOTES"). The Tranche B Notes, if issued, will be issued under the Indenture and will be identical to the Notes in all respects except for (i) the issuance date (and related differences arising from the change of original issue date) and (ii) those provisions of the Notes which are no longer relevant after the consummation of the Merger. The Tranche B Notes, if issued, will be issued simultaneously with the consummation of the Merger.

                  8.18     CHANGE OF CONTROL.

                           (a)       CASH TRANSACTION.  If, on or prior to
July 21, 2004, a Change of Control occurs in which all or a portion of the consideration received by the Company's shareholders is in cash then, notwithstanding any other provision of this Agreement or the Notes, a Holder of a Note may elect to receive in connection with the Change of Control Payment pursuant to Section 8.18(b) an amount equal to the product of (x) the Cash Percentage and (y) the difference between the Full Accreted Value of such Note and the Accreted Value of such Note on the date such Change of Control occurs (the "Full Cash Payment"); PROVIDED, HOWEVER, that if the Holder of a Note elects not to have the Company purchase all or any portion of its Note pursuant to Section 8.18(b), such Holder shall not be entitled to the Full Cash Payment. The "CASH PERCENTAGE" means the ratio (expressed as a percentage) of cash received by the Company's shareholders in a Change of Control described in the first sentence of this Section 8.18(a) to the Fair Market Value of all consideration (including, without limitation, such cash portion) received by the Company's shareholders in such Change of Control. The Fair Market Value shall be determined in accordance with Section 8.18(c).

                           (b)       CHANGE OF CONTROL PUT.  Upon the occurrence
of a Change of Control (whether the consideration is cash, securities or other property, or a combination thereof), the Company shall offer, and each Holder of the Notes shall have the right to require the Company, to repurchase all, or a portion (equal to the Cash Percentage multiplied by the Accreted Value) of such Holder's Notes at a cash price (the "CHANGE OF CONTROL PAYMENT") equal to the greater of (i) the sum of 101% of the Accreted Value of the Notes to be repurchased and the Full Cash Payment (the "ACCELERATED AMOUNT"), and (ii) the Fair Market Value (as determined in Section 8.18(c)) of the consideration (whether such consideration is cash, securities or other property, or a combination thereof) that such Holder would have received had it converted its Notes to be repurchased at the Accelerated Amount into shares of Common Stock immediately prior to such Change of Control, in each case plus any accrued and unpaid cash interest thereon to the date of repurchase.

                                    (i)     Within 30 days following any
Change of Control, the Company shall mail a notice to the Holders of the Notes, at the Holders' addresses as they appear on the transfer books of the Company, stating:

                                            (A)      that an offer is being made
pursuant to this Section 8.18(b) and that all Notes tendered and not withdrawn will be accepted for payment;

                                            (B)      the circumstances and
relevant facts regarding such Change of Control (including information with respect to

     PRO FORMA historical income, cash flow and capitalization, each after giving effect to such Change of Control);

               (C)      the purchase price and the purchase date
     (which shall be a Business Day), which shall be not later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

               (D) that any Notes not tendered will continue to accrue Accreted Value and interest pursuant to their terms; PROVIDED, that the Full Cash Payment provided in Section 8.18(a) shall not be made;

               (E) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the repurchase offer made pursuant to this Section 8.18(b) (the "CHANGE OF CONTROL OFFER") shall cease to accrue Accreted Value and interest on and after the Change of Control Payment Date; and

               (F) the procedures that Holders must follow to accept the Change of Control Offer.

          (ii) The Company shall have the Change of Control Offer remain open for at least 20 Business Days or for such longer period as is required by law.

         (iii)     On the Change of Control Payment Date, the Company shall:

                   (A) accept for payment all Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

                   (B) pay to each Holder of Notes so accepted the Change of Control Payment in accordance with the terms of this Section in cash in immediately available funds.

          (iv) If any of the Notes are partially tendered to the extent permitted under Section 8.18(b), the Company shall execute, issue and mail to such Holder, a new Note with a full Accreted Value equal to that of any unpurchased portion of the Notes surrendered.

                           (c)      FAIR MARKET VALUE.  The Fair Market Value of
the cash, securities and other property received in a Change of Control by the Company's shareholders shall be determined in good faith by the Company Board of Directors and the value of any securities shall be determined by reference to the Market Price of such Securities. The Fair Market Value determined by the Company Board of Directors shall be conclusive and binding unless the Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding request that the Company obtain an opinion of an independent nationally recognized investment banking firm mutually acceptable to the Company and such Holders (the expense of which is to be borne equally by the Company on the one hand and such Holders on the other), in which event the Fair Market Value of such cash, securities and other property shall be determined by such investment banking firm.

                           (d)      CONVERSION ON CHANGE OF CONTROL.  Any Notes
not tendered pursuant to Section 8.18(b) will (i) continue to accrue Accreted Value and interest pursuant to their terms; PROVIDED that the Full Cash Payment for such Notes shall not be made and (ii) thereafter be convertible in the manner provided in Section 14.7.

                           (e)      CHANGE OF CONTROL PAYMENT ASSURANCE.
Immediately prior to the occurrence of any Change of Control, the Company shall at its option either (i) deposit with the trustee for the benefit of the Holders of the Notes or, if there is no trustee, the Company shall segregate and hold in trust for the benefit of the Holders of the Notes, an amount in cash sufficient to fully satisfy the Company's payment obligations under Section 8.18(b) with respect to such Change of Control or (ii) cause the payment obligations of the Company under Section 8.18(b) with respect to such Change of Control to be assumed by the entity or entities issuing or paying, as the case may be, the stock, other securities or other property or assets (including cash) issued or paid with respect to or in exchange for the Common Stock in connection with such Change of Control.

                  8.19 REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (the "NOTE REGISTER"). The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of at least 5% of the aggregate original issue price of Notes promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

                  8.20 DIVIDENDS OR DISTRIBUTIONS PAID INTO ESCROW. In addition to the interest on the Notes described in Section 2 of the Note, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, a redemption pursuant to, or a triggering event under, a shareholder rights plan, "poison pill" or similar arrangement, or in other property or assets and including a Regular Dividend) to holders of Common Stock, then, at the option of Holders of the Notes
(which shall be dictated by at least 51% of the aggregate Accreted Value of the Notes outstanding), (i) the Company Board of Directors shall declare, and the Holder of each Note shall be entitled to have paid into an escrow account, as set forth below, a distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such Note is convertible on the record date for such dividend or distribution at the Designated Value as of such date or
(ii) except in the case of Regular Dividends, the Conversion Price of the Notes shall be adjusted pursuant to Section 14.3 hereof. Promptly after the Company's declaration of a dividend or making of any other distribution (but not later than 10 Business Days thereafter), the Company shall deliver a notice to the Holders of the Notes of such dividend or distribution. Within
10 Business Days of such notice, the Holders of Notes shall notify the Company of its election under this Section 8.20 which shall be evidenced by a written resolution by at least 51% of the aggregate Accreted Value of the Notes outstanding. If the Holders of the Notes elect to receive such dividends or distributions in the manner set forth in clause (i) above, the Company shall pay all such distributions to a mutually agreeable third party escrow agent to be held in an escrow account pursuant to mutually agreed escrow arrangements (which will provide, among other things, that the distributees of the escrowed amounts will be entitled to the interest earned thereon) for the benefit of the Holders of the Notes until the earlier of
(i) such time as such Notes are converted into Common Stock and (ii) the redemption of Notes under Section 8.18. In the event of a repurchase of Notes under Section 8.18(b), the portion of the escrow relating to the Notes repurchased shall be distributed to the Holders of such Notes at the time of such repurchase. In the event of any such Change of Control, the Cash Percentage of each such distribution held in such escrow account shall be distributed to the Holders of the Notes upon such Change of Control. The fees of the escrow agreement will be borne equally by the Company, on the one hand, and the Holders, on the other.

                  8.21     [INTENTIONALLY OMITTED.]

                  8.22 MAINTENANCE OF PROPERTIES. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except for such failures to maintain and preserve which would not have a Material Adverse Effect on the Company.

                  8.23 HSR ACT; STOCK EXCHANGE LISTINGS. Following a filing by the Purchasers, the Company will as promptly as practicable file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") a premerger notification and report form in accordance with the HSR Act, with respect to the conversion of the Notes into shares of Common Stock, and the Company and the Purchasers will use their respective reasonable best efforts to obtain, as promptly as practicable, any clearance required under the HSR Act with respect thereto, it being understood that neither the Company nor the Purchasers shall be required to divest, alter the conduct of, limit or restrict its ownership of or to hold separate, any shares of Common Stock or any other businesses or assets or to amend the terms of this Agreement or any other agreement between the Company and the Purchasers. Each of the Company and the Purchasers agrees to promptly furnish the FTC and the Antitrust Division with any additional information requested by either of them in connection with this Agreement and the transactions contemplated hereby. The Company will use its reasonable best efforts to obtain, as promptly as practicable, the approval for listing of the shares of Common Stock into which the Notes are convertible on the NYSE and the Cincinnati Stock Exchange.

                                    Article 9

                               NEGATIVE COVENANTS

                  9.1 MERGERS. (a) Upon the consummation of any consolidation or merger in which the Company is not the surviving party, the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance, lease or transfer the properties and assets of the Company substantially as an entirety, or to which obligations of, and position as, the Company hereunder are transferred and assigned shall expressly assume, by a supplement hereto, executed and delivered to the Holders of the Notes, due and punctual payment of the principal amount, Accreted Value of, premium, if any, and interest on all of the Notes and the performance of every covenant of this Agreement and in the Notes on the part of the Company to be performed or observed.

                          (b)     The Company will not merge or consolidate with
any other Person if at the time of such merger or consolidation such other Person has received a notice of payment default under a material indenture or any other material indebtedness of such entity that has not been cured within the period specified therein.

                  9.2 FORBEARANCE FROM RESTRICTIONS ON RIGHTS OF HOLDERS OF NOTES. The Company will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the Holders of the Notes to convert the Notes into Common Stock.

                  9.3 SENIOR DEBT DOCUMENTS. Until such time as no amount could be due or payable pursuant to Section 12.1 hereof, the Company will not enter into any Senior Debt Document that would, or amend the terms of any existing Senior Debt Document in a manner that would, prohibit any payment pursuant to
Section 12.1.


                                   Article 10

                              DEFAULTS AND REMEDIES

                  10.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) if:

                           (a)      default in the payment of the principal or
Full Accreted Value of and premium, if any, on any Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, whether or not such payment is prohibited by the provisions of Article 11; or

                           (b)      default in the payment of any installment of
cash interest on any Note according to the terms thereof, when and as the same shall become due and payable and such default shall continue for a period of 20 days, whether or not such payment is prohibited by the provisions of Article 11; or

                           (c)      the Company or any of its Subsidiaries, as
the case may be, shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed pursuant to the terms of this Agreement, and such default shall continue for 50 days after written notice thereof, by registered or certified mail, which shall have been given to the Company by the Holders of at least 25% of the aggregate Accreted Value of the Notes outstanding specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

                           (d)      [Intentionally Omitted]

                           (e)      any default in the observance or performance
of any agreement or condition relating to Senior Debt in an amount in excess of $250,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition has resulted in the acceleration of such Senior Debt prior to its stated maturity; or

                           (f)      an involuntary proceeding shall be commenced
or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company or any of its Significant Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Significant Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation of the Company or any of its Significant Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                           (g)      the Company or any Significant Subsidiary
thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (f) of this Section 10.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Significant Subsidiaries, or for a substantial part of their property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                  10.2 ACCELERATION. If an Event of Default occurs under clauses (f) or (g) of Section 10.1, then the Accreted Value of, premium, if any, on and all accrued interest on the Notes and all other amounts owing under this Agreement and the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default (other than an Event of Default specified under clauses (f) or (g) of Section 10.1) occurs and is continuing, the Holders of 25% of the aggregate Accreted Value of the Notes outstanding, by written notice to the Company, may declare the Accreted Value of, premium, if any, on and accrued interest on the Notes and all other amounts owing under this Agreement to be due and payable immediately. Upon such declaration, such Accreted Value, premium and interest and other amounts shall become immediately due and payable. The Holders of a majority of the aggregate Accreted Value of the Notes outstanding may rescind and annul an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of Accreted Value, premium or interest or other amounts that have become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 15.2 hereof.


                                   Article 11

                                  SUBORDINATION

                  11.1 NOTES SUBORDINATE TO SENIOR DEBT. The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Notes and the payment of the principal, Accreted Value of (and premium, if any) and interest on each and all of the Notes and any payment of the Mandatory Redemption Price or Change of Control Payment are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

                  11.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full in cash or other payment satisfactory to the holders of Senior Debt (in their sole discretion) of all amounts due or to become due on or in respect of all Senior Debt before the Holders of the Notes are entitled to receive any payment on account of principal or Accreted Value of (or premium, if any) or interest on the Notes or on account of the purchase, redemption or other retirement of Notes (including any payment of the Mandatory Redemption Price or Change of Control Payment), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, receivership, dissolution, liquidation, reorganization or other winding up or event.

                  In the event that, notwithstanding the foregoing provisions of this Section 11.2, the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Debt is paid in full, then such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  For purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Senior Debt at least to the same extent as the Notes are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 9.1 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 9.1.

                  11.3 PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF SECURITIES. In the event that any Notes are declared due and payable before their Stated Maturity pursuant to Section 10.1, then and in such event the holders of the Senior Debt outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due as a result of such acceleration of the Notes on or in respect of all Senior Debt before the Holders of the Notes are entitled to receive any payment by the Company on account of the principal or Accreted Value of (or premium, if any) or interest on the securities or on account of the purchase, redemption or other retirement of Notes (including any payment of the Mandatory Redemption Price or Change of Control Payment).

                  The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applicable.

                  11.4     PAYMENT TO HOLDERS

                  No payments shall be made with respect to the principal or Accreted Value of, or premium, if any, or interest on the Notes by the Company (including, but not limited to, the Mandatory Redemption Price and the Change of Control Payment), except payments and distributions made as permitted by Section 11.5, if:

                                  (i) a default in the payment of principal, premium, interest, or rent or other obligations due on any Senior Debt of the Company has occurred and is continuing Senior Debt (including upon acceleration of such Senior Debt) or a default in payment of any other obligation with respect to the Senior Debt continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist; or

                                 (ii)     a default (other than a default
          described in clause (i) of this Section 11.4) on Designated Senior Debt occurs and is continuing that permits holders of such Designated Senior Debt to accelerate its maturity and the Holders (or their trustee, if any) receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a representative of Designated Senior Debt or the Company.

                  If the Holders (or their trustee, if any) receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.4 unless and until at least 360 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Holders (or their trustee, if any) (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                  The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                           (1)     in the case of a default described in clause
(i) of this Section 11.4, the date upon which the default is cured or waived or ceased to exist, or

                           (2)     in the case of a default referred to in
clause (ii) of this Section 11.4 above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Senior Debt has not been accelerated, unless this Article 11 otherwise prohibits the payment or distribution at the time of such payment or distribution.

                  11.5 PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article or elsewhere in this Agreement or in any of the Notes shall prevent
(a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.2 or under the conditions described in Section 11.3 or 11.4, from making payments at any time of principal or Accreted Value of (and premium, if any) or interest on the Notes, the Change of Control Payment or the Mandatory Redemption Price, or
(b) the application by a trustee for the Holders (if any) of any money deposited with it hereunder to the payment of or on account of the principal or Accreted Value of (and premium, if any) or interest on the Notes, Change of Control Payment or Mandatory Redemption Price or the retention of such payment by the Holders if, at the time of such application by the trustee or retention, as applicable, a Responsible Officer of the trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

                  11.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. After the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal or Accreted Value of (and premium, if any) and interest on the Notes, Change of Control Payment or Mandatory Redemption Price shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

                  11.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal or Accreted Value of (and premium, if any) and interest on the Notes, Change of Control Payment or Mandatory Redemption Price, as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.

                  11.8 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Debt, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or written notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or reduce or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner (including the interest rate thereof) Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                  11.9 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  11.10 CERTAIN CONVERSIONS NOT DEEMED PAYMENT. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 14 shall not be deemed to constitute a payment or distribution on account of the principal or Accreted Value of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Note or pursuant to Section
8.20 shall not be deemed to constitute payment on account of the principal or Accreted Value of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company into which the Securities are convertible pursuant to Article 14 and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to at least the same extent as the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Notes to convert such Notes in accordance with Article 14.

                  11.11 DISTRIBUTION TO BE PAID OVER. Subject to Section 11.5, in the event that a distribution is made to the Holder of any Note that is prohibited by this Article 11 then each such Holder shall hold such distribution in trust for the holders of Senior Debt and shall promptly pay it over to the Company.

                                   Article 12

                              MANDATORY PREPAYMENT

                  12.1     MANDATORY REDEMPTION.

                           (a)     MANDATORY REDEMPTION.  If the Company and IXC
(i) fail to consummate the IXC Transaction and the Merger Agreement is terminated and not renewed during the 45 day period following such termination or (ii) amend the terms of such agreement so as to (x) materially increase the merger price above that set forth in the Merger Agreement or (y) amend any other material financial terms of the IXC Transaction without the prior consent of Oak Hill Capital, which consent shall be given at the sole discretion of Oak Hill Capital (in the case of either clause (i) or (ii), a "PREPAYMENT EVENT"), then during the period beginning on the 46th day and ending on the 90th day following the occurrence of a Prepayment Event (the "MANDATORY REDEMPTION PERIOD"), the Company shall be obligated to purchase, and the Holders of the Notes shall be obligated to sell (a "MANDATORY REDEMPTION"), all of the outstanding Notes at a redemption price (the "MANDATORY REDEMPTION PRICE") equal to 101% of the Accreted Value of the Notes as of the Mandatory Redemption Date. Notwithstanding the previous sentence, in case a Prepayment Event described in clause (i) of the previous sentence shall have occurred and at the time of such Prepayment Event or within the 45 day period beginning on the date of the Prepayment Event (i) a public proposal has been made and not withdrawn, (ii) a definitive agreement has been entered into, or (iii) the Company Board of Directors or members thereof are involved in discussions, in each case, relating to a transaction which, if consummated, would result in a Change of Control, then, at the election of each Holder of a Note evidenced by written notice to the Company delivered to the Company within 45 days following the

Prepayment Event, such Note shall not be subject to the Mandatory Redemption provisions of the first sentence of this Section 12.1(a) (and such Holder shall have the right to first convert its Note into Conversion Shares in accordance with Article 14) until the first to occur of such time as (v) such Holder subsequently requests the Company to redeem its Note, (w) in the case of clause
(i) of this sentence, the proposal has expired or has been withdrawn or terminated, (x) in the case of clause (ii) of this sentence, the definitive agreement has been terminated or (y) in the case of clause (iii) of this sentence, the Board level discussions have ceased, in which case all Notes outstanding immediately following such event shall be repurchased by the Company as provided in the first sentence of this Section 12.1(a). If a Change of Control occurs before the Notes are redeemed pursuant to this Section 12.1, then this Section 12.1 shall not apply to the Notes and the Holders of the Notes shall be entitled to the rights under Section 8.18.

                           (b)      NOTICE OF PREPAYMENT EVENT.  The Company
shall deliver promptly (but in any event within 72 hours after the occurrence of a Prepayment Event) a notice of the occurrence of a Prepayment Event (the "PREPAYMENT EVENT NOTICE"), which shall be delivered by courier, facsimile or express mail to the Holders of the Notes, at the Holders' addresses as they appear on the transfer books of the Company.

                           (c)      NOTICE OF MANDATORY REDEMPTION .  During the
Mandatory Redemption Period, the Company shall deliver a notice (the "MANDATORY REDEMPTION NOTICE"), which Notice shall contain all instruments and materials necessary to enable any Holder of the Notes to tender their Notes pursuant to this Article 12. The Mandatory Redemption Notice, which shall govern the terms of the Mandatory Redemption, shall state:

                                    (1)     that a Prepayment Event has
     occurred, that the Company is obligated to effect a Mandatory Redemption pursuant to this Article 12 and that Notes validly tendered and not withdrawn will be redeemed;

                                    (2)     the Mandatory Redemption Price and
     the date fixed for the Mandatory Redemption (the "MANDATORY REDEMPTION DATE"), which shall be no earlier than the 46th day and no later than the 90th day after the Prepayment Event and shall be not less than five days after the date of the Mandatory Redemption Notice;

                                    (3)     that the Notes, if redeemed pursuant
     to the Mandatory Redemption, shall cease to accrue interest after the Mandatory Redemption Date (unless the Company shall default in the payment of the Mandatory Redemption Price, in which case the Notes shall not cease to accrue interest after such date); and

                                    (4)     such other information respecting
     the procedures for effecting the Mandatory Redemption as the Company shall include and such other information as may be required by law.

                           (d)      REDEMPTION PROCEDURE.  On the Mandatory
Redemption Date, the Holders of the Notes shall surrender the Notes to the Company at the place designated in the Mandatory Redemption Notice, and the Company shall pay to each Holder of the Notes the Mandatory Redemption Price in accordance with the terms of the Notes. From and after the Mandatory Redemption Date (i) the Notes shall no longer be deemed outstanding, (ii) the right to receive interest thereon shall cease to accrue and (iii) all rights of the Holders of the Notes shall cease and terminate, excepting only the right to receive the Mandatory Redemption Price therefor; PROVIDED, HOWEVER, that if the Company shall default in the payment of the Mandatory Redemption Price, the Notes shall thereafter be deemed to be outstanding and the Holder thereof shall have all of the rights of a Holder of the Notes until such time as such default shall no longer be continuing or shall have been waived by the Holders of the Notes.


                                   Article 13

                               OPTIONAL PREPAYMENT

                  13.1     OPTIONAL REDEMPTION.

                           (a)      REDEMPTION BY COMPANY.  The Company may
redeem (the "OPTIONAL REDEMPTION") all of the Notes, or any portion of the Notes in minimum multiples of $100,000,000 of original issue price, at any time after the fifth anniversary of the Closing, at the following redemption prices (each, an "OPTIONAL REDEMPTION PRICE") expressed in percentages of the Full Accreted Value of the Note on the redemption date, plus accrued and unpaid interest to the date of redemption, subject to the right of the Holder of the Note of record on the relevant record date to receive interest on the relevant Interest Payment
Date:



                                  PERIOD                                            REDEMPTION PRICE
From July 21, 2004 through
July 20, 2005..............................................................             103.375%
From July 21, 2005 through
July 20, 2006..............................................................             102.250%
From July 21, 2006 through
July 20, 2007..............................................................             101.125%



                                  PERIOD                                            REDEMPTION PRICE

July 21, 2007 and thereafter...............................................             100.000%



                           (b)      NOTICE.  Notice (the "OPTIONAL REDEMPTION
NOTICE") of an Optional Redemption pursuant to this Section 13.1 shall be mailed at least 30, but not more than 60, days prior to the redemption date fixed in the Optional Redemption Notice, which must be a Business Day (any such date an "OPTIONAL REDEMPTION DATE"), to the Holders of the Notes, at such Holders' address as they appear on the transfer books of the Company. In order to facilitate the Optional Redemption of the Note, the Company Board of Directors may fix a record date for the determination of the Notes to be redeemed, or may cause the transfer books of the Company for the Notes to be closed, not more than 60 days or less than 30 days prior to the Optional Redemption Date.

                           (c)      REDEMPTION PROCEDURE.  On the Optional
Redemption Date, the Holders of the Notes shall surrender the Notes subject to the Optional Redemption to the Company at the place designated in the Optional Redemption Notice, and the Company shall pay to each Holder of the Notes subject to the Optional Redemption the Optional Redemption Price in accordance with the terms of the Notes. From and after the Optional Redemption Date (i) the Notes subject to the Optional Redemption shall no longer be deemed outstanding, (ii) the right to receive interest thereon shall cease to accrue and (iii) all rights of the Holders of the Notes subject to the Optional Redemption shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor and the right to convert such Notes into shares of Common Stock until the close of business on one Business Day immediately preceding the date of redemption, in accordance with Article 14; PROVIDED, HOWEVER, that if the Company shall default in the payment of the Optional Redemption Price, the Notes shall thereafter be deemed to be outstanding and the Holder thereof shall have all of the rights of a Holder of the Notes until such time as such default shall no longer be continuing or shall have been waived by the Holders of the Notes.


                                   Article 14

                              VOLUNTARY CONVERSION

                  14.1 CONVERSION. Each Holder shall have the right, at its option, at any time (i) after the Specified Date, (ii) in connection with a Change of Control or (iii) as contemplated by the second sentence of Section 12.1(a) to convert, subject to the terms and provisions of this Article 14, such Note (or any portion thereof of the original issue price that is an integral multiple of $1,000) into such number of fully paid and non-assessable shares of Common Stock at the Conversion Ratio (as defined below) then in effect, except that if such Notes have been called for redemption pursuant to Article 13, such right shall terminate at the close of business on the Business Day immediately preceding the date of redemption for such Notes, unless in any such case, the Company shall default in performance or payment due upon redemption thereof. The "CONVERSION RATIO" shall mean, as of the close of business on any date, the ratio obtained by dividing the Designated Value by the Conversion Price. The "CONVERSION PRICE" shall initially be $29.89 and shall be subject to adjustment as set forth in Section 14.3. Such conversion right shall be exercised by the surrender of a Note (or a portion thereof) to be converted to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the Holder elects to convert such Note (or any portion thereof) and specifying the Accreted Value of such Note to be converted, the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 14.9. Any Note (or portion thereof) surrendered for conversion shall be delivered to the Company for cancellation and canceled by it. Except to the extent expressly provided for in Section 2 in the Notes, no interest shall be payable upon conversion of any Note (or portion thereof).

                  14.2 PROCEDURE. As promptly as practicable after the surrender of any Note (or portion thereof) for conversion pursuant to Section 14.1, the Company shall deliver to or upon the written order of the Holder of such Note so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such Note (or portion thereof) may be or have been converted in accordance with the provisions of this Article 14. Subject to the following provisions of this paragraph and of
Section 14.3, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Note (or portion thereof) shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Note (or portion thereof) shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Ratio in effect at such time; PROVIDED, HOWEVER, that any such surrender on any date when the share transfer books of the Company shall be closed (but not for any period in excess of five days), shall be effective on the day of such surrender to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect on the day such Note was surrendered. If a Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note with an aggregate original purchase price equal to that of the unconverted portion of the principal amount at maturity of such Note. The Company's delivery upon conversion of the shares of Common Stock into which the Notes are convertible shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of Notes so converted and any unpaid interest accrued on such Notes at the time of such conversion.

                  14.3 ANTIDILUTION. The Conversion Price shall be subject to adjustment as follows:

                           (a)      In case the Company shall at any time or
from time to time (A) pay or make a dividend or make a distribution (other than a dividend or distribution paid to the escrow account in the manner provided in
Section 8.20 of this Agreement) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 14.3(a) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to the escrow account in the manner provided in Section 8.20 of this Agreement) on the outstanding shares of Common Stock in securities of the Company as a redemption pursuant to or trigger of a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Note been converted immediately prior to the occurrence of such event at the Designated Value as of such date. An adjustment made pursuant to this Section 14.3(a) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of Holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                           (b)      In case the Company shall at any time or
from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock other than rights issued in connection with a shareholders' rights plan, "poison pill" or similar arrangement) for a consideration per share less than the Current Market Price per share of Common Stock then in effect at issuance date (the "DATE"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially under lying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the Current Market Price per share of Common Stock on the Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued other than rights issued in connection with a shareholders' rights plan, "poison pill" or similar arrangement, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to shareholders of the Company, as such, on the record date for the determination of shareholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("ISSUANCE DATE") of such issuance; PROVIDED that:

                                    (i)     the determination as to whether an
adjustment is required to be made pursuant to this Section 14.3(b) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                                    (ii)    no adjustment in the Conversion
Price shall be made pursuant to this Section 14.3(b) as a result of any issuance of securities by the Company in respect of which an adjustment to the Conversion Price is made pursuant to Section 14.3(a).

                           (c)      In case the Company shall at any time or
from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged), cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (A) dividends or distributions paid or made to the escrow account in the manner provided in Section 8.21 hereof, (B) Regular Dividends, and (C) dividends payable in shares of Common Stock for which adjustment is made under Section 14.3(a)) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 14.3(b) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 14.3(a) and (b) and excluding any rights issued in connection with a shareholders' rights plan, "poison pill" or similar arrangement), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Company Board of Directors unless Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding request that the Company obtain an opinion of an independent nationally recognized investment banking firm mutually agreed by the Company and such Holders (the expense of which shall be borne equally by the Company on the one hand and such Holders on the other), in which event Fair Market Value shall be as determined by such investment banking firm) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such distribution.

                           (d)      In case a tender or exchange offer made by
the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in a manner consistent with Section 8.18(c)) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of
(x) the Fair Market Value (determined in a manner consistent with Section 8.18(c)) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

                           (e)      In the case the Company, at any time or from
time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 14.3(a) through Section 14.3(c), inclusive, or Section 14.7 (but not including any action described in any such Section) and the Company Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Company Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holders of the Notes).

                           (f)      Notwithstanding anything herein to the
contrary, no adjustment under this Section 14.3 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

                  14.4 NO ADJUSTMENT. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  14.5 OFFICER'S CERTIFICATE. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each registered Holder at least 10 Business Days after effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  14.6 FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of a Note or any portion thereof. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the Accreted Value of the Note so surrendered. If the conversion of any Note (or any portion thereof) results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such Holder in cash by the Company.

                  14.7 REORGANIZATION, ETC. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or cancellation or conversion of shares of Capital Stock) or any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (any of the foregoing, a "TRANSACTION"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of a Note at least 10 Business Days prior to effecting a Transaction, a certificate that the Holder of each Note then outstanding shall have the right thereafter to convert such Note into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Note could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing

Person and acknowledge its obligations to issue such stock, securities, other property or cash to the Holders of Notes upon conversion of the Notes as provided above. The provisions of this Section 14.7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                  14.8 NOTICE OF CERTAIN EVENTS. In case at any time or from time to time:

                           (a)      the Company shall declare a dividend (or any
other distribution) on its Common Stock;

                           (b)      the Company shall authorize the granting to
the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                           (c)      there shall be any reclassification of the
Common Stock, or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale or other disposition of all or substantially all of the assets of the Company; or

                           (d)      of the voluntary or involuntary dissolution,
liquidation or winding up of the Company;

then the Company shall mail to each Holder of the Notes at such Holder's address as it appears on the transfer books of the Company, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                  14.9 TAXES. The issuance or delivery of certificates for Common Stock upon the conversion of Notes pursuant to Section 14.1, shall be made without charge to the converting Holder of Notes for such certificates or for any tax (except for any tax levied under foreign laws) in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the Holders of the Note so converted; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Notes so converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.


                                   Article 15

                                  MISCELLANEOUS

                  15.1 SURVIVAL OF PROVISIONS. All warranties, representations and covenants made by the Company in or under this Agreement shall be considered to have been relied upon by each Purchaser and shall survive the execution and delivery of this Agreement and the issuance to such Purchaser of the Notes, regardless of any investigation made by or on behalf of such Purchaser. All of the representations and warranties made herein and each of the provisions hereof shall survive the execution and delivery of this Agreement, any investigation by or on behalf of a Purchaser or any Affiliate, acceptance of the Notes and payment therefor, payment of the Notes or on redemption or otherwise or termination of this Agreement.

                  15.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (which is confirmed), courier service (providing proof of delivery) or personal delivery to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Purchasers

                                    c/o OHCP Ocean III, L.L.C.
                                    65 E. 55th Street
                                    New York, New York 10022
                                    Telecopier No.: (212) 593-3596
                                    Attention:  Manager
                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Telecopier No.: (212) 757-3990
                                    Attention: Marilyn Sobel, Esq.

                           (b)      if to the Company at the following address:

                                    Cincinnati Bell Inc.
                                    201 East Fourth Street
                                    Cincinnati, Ohio 45202
                                    (513) 721-7358
                                    Attention:  General Counsel and Secretary

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, New York 10019
                                    Telecopier No:  (212) 474-3700
                                    Attention:  Robert Kindler
                                                Robert Townsend, III

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  15.3 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as provided in Article 11, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement and the Notes.

                  15.4     ASSIGNMENTS.

                           (a)      The Company may not assign any of its rights
or obligations under this Agreement without the written consent of Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding.

                           (b)      Unless otherwise prohibited by Section 8.13,
the Purchasers and any subsequent Holder of Notes or Conversion Shares may, at any time or from time to time sell, agree to sell or assign such Notes or Conversion Shares to one or more other Persons who shall thereupon become a Holder of such Note or Conversion Shares and shall be entitled to all the benefits and rights of a Holder hereunder. In the event of any such sale or assignment of a Note, upon surrender for exchange of any Note at the Note Register, the Company shall execute and deliver in exchange therefor, without expense to the Holder, one or more new Notes (in denominations reasonably requested by such Holder) in the same Accreted Value as the then unpaid Note so surrendered as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), in the name of such Person or Persons as may be designated by such Holder in writing, and otherwise of the same form and tenor as the Note so surrendered for exchange. Every Note surrendered for transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the Holder of such Note or its attorney duly authorized in writing.

                  15.5     AMENDMENT AND WAIVER.

                           (a)      No failure or delay on the part of any
Holder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Holder of a Note at law, in equity or otherwise.

                           (b)      Any amendment, supplement or modification of
or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding and (ii) only in the specific instance and for the specific purpose for which made or given.

                           (c)      Any amendment, supplement or modification of
or to any provision of the Notes, any waiver of any provision of the Notes, and any consent to any departure by the Company from the terms of any provision of the Notes, shall be effective only if it is made or given in writing and signed by the Company and the Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding, and only in the specific instance and for the specific purpose for which made or given. However, without the consent of each Holder of a Note affected, an amendment may not: (i) reduce the rate of or extend the time for payment of interest on any Note; (ii) reduce the principal amount or Accreted Value of or extend the maturity of any

Note; (iii) change the time at which any Note shall or may be prepaid in accordance with the terms of the Notes; (iv) make any Note payable in money other than that stated in the Notes; (v) make any change in Article 11 that adversely affects the rights of any Holder of a Note under Article 11; or (vi) make any change in the first or second sentence of this Section 15.5(c).

                  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  15.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed by each of the parties hereto shall be deemed to be an original and all of which taken together and delivered to the other parties shall constitute one and the same agreement.

                  15.7 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as otherwise set forth herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise set forth herein, references to a person are also to its permitted successors and assigns.

                  15.8 DETERMINATIONS. Except where any provision expressly requires that a determination be reasonable or a consent not be unreasonably withheld, or be subject to qualifications to similar effect, all determinations to be made by the Company, any Purchaser or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

                  15.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  15.10 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits irrevocably to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.2, such service to become effective 10 days after such mailing.

                  15.11 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  15.12 REMEDIES. The Purchasers and the Company agree that the parties would not have an adequate remedy at law for money damages and that money damages would be incalculable, if a breach of this Agreement or the Notes by the Company or any of the Purchasers occurs and is continuing, the Company or any Holder, as the case may be, may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this Agreement or the Notes. A Holder may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by the Company or any Holder, as the case may be, in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  15.13 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto, the Notes, the Registration Rights Agreement and the Fee Letter, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Exhibits and Schedules hereto, the Notes, the Registration Rights Agreement and the Fee Letter supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  15.14 PUBLICITY. Except as may be required by applicable law or regulation, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  15.15 LEGEND. All notes evidencing the Notes and all certificates evidencing shares of Common Stock into which the Notes convert, in each case, beneficially owned by a Purchaser, shall have the following legend, which legend will remain on such notes and certificates until such time as the securities represented by such notes and certificates are no longer subject to the restrictions of this Agreement and there is delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required:

                  THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE INVESTMENT AGREEMENT DATED AS OF JULY 21, 1999 BETWEEN THE ISSUER AND THE PURCHASERS NAMED THEREIN AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF THE ISSUER. THIS SECURITY WAS SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM
         REGISTRATION IS AVAILABLE.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                              CINCINNATI BELL INC.


                               By: /s/ Richard G. Ellenberger
                                  ----------------------------
                                  Name: Richard G. Ellenberger
                                  Title: President and Chief
                                           Executive Officer


                               OAK HILL CAPITAL PARTNERS, L.P.

                               By: OHCP GenPar, L.P.,
                                   its general partner

                               By: OHCP MGP, LLC,
                                   its general partner


                               By: /s/ J. Taylor Crandall
                                  -------------------------
                                  Name: J. Taylor Crandall
                                  Title: Vice President


                               OHCP OCEAN I, LLC

                               By:  OHCP AIV I (Cayman), Ltd.,
                                    its member


                               By: /s/ John R. Monsky
                                  -------------------------
                                  Name: John R. Monsky
                                  Title: Vice President

                             [Investment Agreement]





                               OHCP OCEAN III, LLC

                               By: Oak Hill Capital Partners, L.P.,
                                   its member

                               By: OHCP GenPar, L.P.,
                                   its general partner

                               By: OHCP MGP, LLC,
                                   its general partner


                               By: /s/ J. Taylor Crandall
                                  -------------------------
                                  Name: J. Taylor Crandall
                                  Title: Vice President



                               OHCP OCEAN IV, LLC

                               By: Oak Hill Capital Management Partners, L.P.,
                                   its member

                               By: OHCP GenPar, L.P.,
                                   its general partner

                               By: OHCP MGP, LLC,
                                   its general partner


                               By: /s/ J. Taylor Crandall
                                  -------------------------
                                  Name: J. Taylor Crandall
                                  Title: Vice President

                             [Investment Agreement]



                               OHCP OCEAN V, LLC

                               By: OHCP Ocean II, LLC,
                                   its member

                               By: OHCP GenPar, L.P.,
                                   its managing member

                               By: OHCP MGP, LLC,
                                   its general partner


                               By: /s/ J. Taylor Crandall
                                  -------------------------
                                  Name: J. Taylor Crandall
                                  Title: Vice President


                               OAK HILL SECURITIES FUND, L.P.

                               By: Oak Hill Securities GenPar, L.P.,
                                   its general partner

                               By: Oak Hill Securities MGP, Inc.,
                                   its general partner

                               By: /s/ Scott Krase
                                  -------------------------
                                  Name: Scott Krase
                                  Title: Vice President



                               OAK HILL SECURITIES FUND II, L.P.

                               By: Oak Hill Securities GenPar II, L.P.,
                                   its general partner

                               By: Oak Hill Securities MGP II, Inc.,
                                   its general partner

                               By: /s/ Scott Krase
                                  -------------------------
                                  Name: Scott Krase
                                  Title: Vice President

                             [Investment Agreement]


                               Agreed to as to Sections 8.10 and 8.11 only:

                               OHCP AIV I, LP.

                               By: OHCP GenPar, L.P.,
                                   its general partner

                               By: OHCP MGP, LLC,
                                   its general partner


                               By: /s/ Kevin G. Levy
                                  -------------------------
                                  Name: Kevin G. Levy
                                  Title: Vice President

                             [Investment Agreement]

                                                                  SCHEDULE 1


                      NOTES TO BE PURCHASED AT THE CLOSING



PURCHASER (or assignee)                                          PURCHASE PRICE
---------                                                        --------------
Ocean I                                                             $42,455,156
Ocean III                                                           231,107,007
Ocean IV                                                              8,125,000
Ocean V                                                              43,312,837
Oak Hill Securities Fund                                             75,000,000
Oak Hill Securities Fund II                                                  --
                                                                   ------------
     Total                                                         $400,000,000



                                       71